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                                                                    Exhibit 99.1

[SBS LOGO]

                                                           For Immediate Release

                     SPANISH BROADCASTING ANNOUNCES INTENDED
              PREFERRED STOCK OFFERING AND SENIOR CREDIT FACILITIES

COCONUT GROVE, FLORIDA, October 9, 2003 - Spanish Broadcasting System, Inc. (NASDAQ:SBSA) announced today that it intends, subject to market and other conditions, to raise a total of approximately $75 million gross proceeds through a private offering of cumulative exchangeable redeemable preferred stock, without a specified maturity date. The offering of the preferred stock will be made within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company also intends to enter into senior secured credit facilities that are expected to provide for aggregate borrowings of up to $135 million. The credit facilities are expected to consist of a $125 million term loan facility and a $10 million revolving credit facility.

The Company intends to use the net proceeds of the offering of the preferred stock, together with borrowings under the proposed credit facilities, to complete its purchase of station KXOL-FM in Los Angeles from the International Church of the Foursquare Gospel. The Company intends to repay a portion of its borrowings under the senior credit facilities with proceeds from the previously announced sale of certain non-core radio stations in San Antonio and San Francisco.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest Hispanic-controlled radio broadcasting company in the United States. SBS currently owns and/or operates 27 stations in seven of the top-ten U.S. Hispanic markets, including New York, Los Angeles, Miami, Chicago, San Francisco, San Antonio, and Puerto Rico. The Company also operates LaMusica.com, a bilingual Spanish-English Internet website providing content related to Latin music, entertainment, news and culture. The Company's corporate website is located at www.spanishbroadcasting.com.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.


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Cautionary Statement Regarding Forward-Looking Statements: This press release contains statements that are "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include the Company's intention to raise proceeds through the offering and sale of preferred stock, the Company's intention to enter into new senior secured credit facilities, the Company's intended use of proceeds of the offering of preferred stock and the credit facilities, and the Company's intention to repay a portion of its borrowings under the credit facilities with proceeds from certain station sales. There can be no assurance that the Company will complete the offering of the preferred stock or enter into the credit facilities on the anticipated terms or at all. The Company's ability to complete the offering of the preferred stock and to enter into the credit facilities will depend, among other things, on market conditions for debt securities in general and the Company's debt securities in particular. In addition, the Company's ability to complete the offering and to enter into the credit facilities and the Company's business are subject to the risks described in the Company's filings with the Securities and Exchange Commission. The Company's annual, quarterly and special reports are available over the internet at the SEC's web site at http://www.sec.gov.

CONTACT:

Analysts and Investors                              Analysts, Investors or Media
----------------------                              ----------------------------
Joseph A. Garcia                                    Todd St.Onge
Executive Vice President, Chief Financial Officer   Brainerd Communicators, Inc.
and Secretary                                       (212) 986-6667
(305) 441-6901